Exhibit 10.5

TECHNOLOGY SUBLICENSE AGREEMENT

THIS TECHNOLOGY SUBLICENSE AGREEMENT (the “Agreement”) is entered into as of December 26th, 2003, by and between DNA DREAMFIELDS COMPANY, LLC, an Ohio limited liability company (“DNA”), and DAKOTA GROWERS PASTA COMPANY, INC., a North Dakota corporation (“Dakota Growers”).

W  I  T  N  E  S  S  E  T  H

WHEREAS, Dakota Growers, B-New, LLC, an Ohio limited liability company, TechCom Group, LLC, a Florida limited liability company (“TechCom”), and Buhler, Inc., a Minnesota corporation, have formed and capitalized DNA for the purposes of, among other things, manufacturing in North America and selling globally, low digestible carbohydrate pasta, rice and potatoes under the brand name, “Dreamfields” (the “Brand”);

WHEREAS, Dakota Growers is in the business of manufacturing, marketing, distributing and selling dry pasta products;

WHEREAS, Dakota Growers and DNA have entered into a certain Exclusive Manufacturing Agreement (the “Manufacturing Agreement”), dated of even date herewith, pursuant to which Dakota Growers has agreed to manufacture, on an exclusive basis, low digestible carbohydrate dry pasta products under the Brand (the “Products”), and DNA has engaged Dakota Growers to so manufacture, on an exclusive basis, the Products, upon the terms and subject to the conditions of the Manufacturing Agreement;

WHEREAS, Dakota Growers and DNA have entered into a certain Trademark License Agreement (the “Trademark License”), dated of even date herewith, pursuant to which DNA has granted to Dakota Growers an exclusive license to use the Brand in connection with the manufacture, sale and distribution of the Products, upon the terms and subject to the conditions of the Trademark License;

WHEREAS, Dakota Growers and DNA have entered into a certain Services Agreement (the “Services Agreement”), dated of even date herewith, pursuant to which Dakota Growers has agreed to provide to DNA, on an exclusive basis, certain administrative, accounting, sales and distribution services to facilitate the sale and distribution of the Products, upon the terms and subject to the conditions of the Services Agreement;

WHEREAS, in connection with the formation and capitalization of DNA and pursuant to the DNA, LLC Operating Agreement, TechCom granted to DNA an unconditional, irrevocable, royalty-free, perpetual, exclusive and world-wide license to use TechCom’s patent-pending technology (the “Technology”) to market and manufacture the Products (the “TechCom License”), including all improvements to the Technology thereafter developed by TechCom or DNA; and

WHEREAS, in order to facilitate Dakota Growers’ manufacture, on an exclusive basis, of the Products, and the sale and distribution of the Products by Dakota Growers, DNA desires to grant to Dakota Growers an exclusive sublicense to use the Technology to manufacture the Products in North America.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the parties agree as follows:

1.                                       Grant of Sublicense.  Subject to the terms and conditions of this Agreement, DNA hereby grants to Dakota Growers an unconditional, irrevocable, royalty-free, perpetual, exclusive, world-wide sublicense to use the Technology, and any and all rights of use or ownership DNA now or hereafter maintains in and to the Technology, for purposes of manufacturing in North America, and marketing, selling and distributing globally, the Products (the “Sublicensed Purposes”).  Dakota Growers may, at its expense, make improvements to the

Technology, as it deems appropriate, subject to the prior consent of DNA, and the sublicense granted hereunder shall cover such improvements, provided Dakota Growers promptly discloses to DNA, in writing, any improvements to the Technology made by Dakota Growers.  DNA hereby acknowledges and agrees that the sublicense granted hereby is exclusive to Dakota Growers and DNA hereby represents and warrants to Dakota Growers that Dakota Growers’ use of the Technology as contemplated hereby will not infringe upon the intellectual property rights of any third party.

2.                                       Terms of Use.  Dakota Growers hereby acknowledges and agrees that the sublicense of the Technology is limited to Dakota Growers’ use of the Technology for the Sublicensed Purposes, and Dakota Growers hereby agrees to use the Technology only for the Sublicensed Purposes, subject to the condition that the Products must meet the Specifications (as defined in the Manufacturing Agreement).  DNA shall be permitted, on reasonable notice and during normal business hours, to enter the premises of Dakota Growers to inspect Dakota Growers’ operations and verify that the Products being manufactured under the Sublicense meet the Specifications.

3.                                       Foreign Markets; Patents.  If Dakota Growers desires to use the Technology in any market outside of the United States of America and patent applications have not yet been filed in such market, then DNA agrees to pay all expenses and fees required during the period Dakota Growers uses the Technology in such market pursuant to such license for the preparation, filing, prosecution, maintenance, annuities related to any patent application filed, such costs to be paid by DNA within thirty (30) days of delivery of an invoice and reasonable supporting documentation.

4.                                       Infringement.  If DNA or Dakota Growers becomes aware of any infringement or alleged infringement of any patent rights covering the Technology, such party shall immediately notify the other party in writing of the name and address of the alleged infringer, the alleged acts of infringement, and the parties shall work jointly in good faith to use their reasonable best efforts to prevent infringement and defend the patents, provided all legal fees to do so shall be paid for by DNA, and any litigation shall be directed by, and legal counsel shall be engaged by DNA, all with consultation by Dakota Growers.

5.                                       Assignment.  Dakota Growers shall not sublicense the Technology under this Agreement without the prior written consent of DNA, except that Dakota Growers may sublicense the Technology under this Agreement to any subsidiary of Dakota Growers without the prior written consent of DNA.  DNA may not transfer or otherwise assign this Agreement without the prior written consent of Dakota Growers, which consent may be denied in Dakota Growers’ sole and absolute discretion.  In the event of any assignment or transfer of the Manufacturing Agreement, the Trademark License and/or the TechCom License, this Agreement shall contemporaneously therewith be automatically assigned and transferred to the transferee or assignee of the Manufacturing Agreement, the Trademark License and/or the TechCom License. If the terms of the TechCom License are modified in any way, DNA shall give written notice to Dakota Growers of such modifications and, if Dakota Growers consents in writing to such modifications, every additional, changed, or altered term shall contemporaneously therewith be automatically a term of this Agreement.

6.                                       Termination.

6.1                                 Dissolution and Insolvency.  If either party hereto (an “Insolvent Party”) makes an assignment for the benefit of its creditors, files a voluntary petition under federal or state bankruptcy or insolvency laws, a receiver or custodian is appointed for that party’s business, or proceedings are instituted against that party under federal or state bankruptcy or insolvency laws that have not been stayed or dismissed within sixty (60) days, this Agreement may be terminated by the party hereto other than the Insolvent Party, with termination effective immediately upon written notice to the Insolvent Party.

6.2                                 Breach.  If either party (the “Terminating Party”) believes that the other party (the “Defaulting Party”) has materially breached this Agreement, the Terminating Party shall give the Defaulting Party written notice thereof (the “Notice to Cure”).  The Notice to Cure must state the nature of the breach in reasonable detail and that the Terminating Party views such alleged breach as a basis for terminating this Agreement.  If the Defaulting Party fails to cure the alleged breach within sixty (60) days (the “Cure Period”) after its receipt of the Notice to Cure, this Agreement shall, at the option of the Terminating Party, terminate.  DNA expressly agrees that the remedies at law for any breach by DNA of the exclusivity provisions of this Agreement, including, but not limited to, Section 1 of this Agreement, would be inadequate and that, in addition to any other remedies that Dakota Growers may have in the event of any such breach, Dakota Growers shall be entitled to temporary and injunctive relief without the necessity of proving actual damages or posting bond.  DNA acknowledges that Dakota Growers would not enter into this Agreement unless DNA agreed to the exclusivity provisions of this Agreement, including, but not limited to, Section 1 of this Agreement.

6.3                                 This agreement automatically terminates if both the Manufacturing Agreement and the Services Agreement are terminated.  In addition, this Agreement may be terminated by the mutual written consent of each of Licensor and Licensee.

6.4                                 Survival.  Termination of this Agreement shall not relieve either party of its obligations under this Agreement or for liability for any breach of this Agreement to the extent any such obligation or liability was incurred or arose prior to or in connection with the termination.

7.                                       Relationship of Parties.  Except as provided in this Agreement or in any other agreement between Dakota Growers and DNA, none of the parties will act or represent or hold itself out as having authority to act as an agent or partner of the other party, or in any way bind or commit the other party to any obligations.  Nothing contained in this Agreement will be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.  The employees performing the services contemplated by this Agreement will remain employees of Dakota Growers, and DNA shall not have any responsibility for such employees.

8.                                       Force Majeure.  If Dakota Growers is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of war, rebellion, fire, flood, storm or other acts of God, then upon written notice to DNA, the affected provisions and requirements of this Agreement will be suspended during the period of such disability, and Dakota Growers will make all reasonable efforts to remove such disability as soon as practicable and to carry out is obligations under this Agreement after such disability is removed.

9.                                       Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any party hereunder will be in writing and will be deemed given only if delivered to the party personally or sent to the party by facsimile (followed by hard copy sent by registered or certified mail) or if sent by reputable overnight courier, addressed to the party at its address set forth below:

If to Dakota Growers:	If to DNA:

Dakota Growers Pasta Company, Inc.	DNA Dreamfields Company, LLC
One Pasta Avenue Carrington, ND 58421 Attention: Thomas P. Friezen Tel.: (701) 652 4893 Fax: (701) 652-3701	14 West Park Place Oxford, OH 45056 Attention: Mike Crowley Tel.: (513) 524-9256 Fax: (513) 524-5167

with a copy to:	with a copy to:

Lindquist & Vennum P.L.L.P.	Ulmer & Berne LLP
4200 IDS Center 80 South Eighth Street Minneapolis, MN 55402 Attention: Ronald D. McFall Tel.: (612) 371-3551 Fax: (612) 371-3207	600 Vine Street Suite 2800 Cincinnati, OH 45201 Attention: Scott P. Kadish Tel.: (513) 762-6200 Fax: (513) 762-6245

10.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflicts of law thereof.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY: (i) IN THE COURTS OF THE STATE OF MINNESOTA (HENNEPIN COUNTY) OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA, IN THE CASE OF ANY LITIGATION COMMENCED BY DNA; AND (ii) IN THE COURTS OF THE STATE OF OHIO (HAMILTON COUNTY) OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF OHIO, IN THE CASE OF ANY LITIGATION COMMENCED BY DAKOTA GROWERS.  EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF MINNESOTA (HENNEPIN COUNTY) AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA FOR THE PURPOSE OF ANY SUCH LITIGATION COMMENCED BY DNA, AND EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF OHIO (HAMILTON COUNTY) AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF OHIO FOR THE PURPOSE OF ANY SUCH LITIGATION COMMENCED BY DAKOTA GROWERS.  EACH OF THE PARTIES FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF MINNESOTA AND OHIO, RESPECTIVELY.  THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

11.                                 Entire Agreement.  This Agreement constitutes the entire understanding of the parties and supersedes any prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

12.                                 Construction; Interpretation; Severability.  The parties agree that any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.  If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, will not be affected thereby.

13.                                 Further Assurances.  Each party will cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purpose of this Agreement and the transaction contemplated hereby.

14.                                 No Third Party Beneficiaries.  This Agreement is for the sole benefit of the parties and their permitted assigns and nothing in this Agreement, expressed or implied, will give or be construed to give to any person or entity, other than the parties and such assigns, any legal or equitable rights hereunder.

15.                                 Amendment and Waiver.  The parties may, by mutual written agreement, amend this Agreement in any respect, and any party, as to such party, may: (i) extend the time for the performance of any of the obligations of the other party; (ii) waive any inaccuracies in representations and warranties by the other party; (iii) waive compliance by the other party with any of the agreements contained herein and performance of any obligations by the other party; and; (iv) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this agreement.  To be effective, any such amendment or waiver must be in writing and signed by the party against whom enforcement of the same is sought.

16.                                 Confidentiality.  Each party agrees that all information marked as confidential, proprietary, trade secrets, know how, manuals and other information disclosed to it by the other party is confidential and proprietary to the disclosing party (“Confidential Information”).  Confidential Information shall not include information which: (a) is in or hereafter enters the public domain through no fault or action of the party to which it is disclosed; (b) is obtained by the party to which it is disclosed from a third party which is not subject to any legal restriction on its right to use and disclose such information; (c) is independently developed by employees of the party to which it is disclosed without use of any Confidential Information of the other party; or (d) is required by law or judicial or administrative processes to be disclosed.  The parties agree not to use any Confidential Information of the other party during the term of this Agreement and for a period of three (3) years thereafter for any purpose other than as permitted or required for performance hereunder.  Upon termination or expiration of this Agreement for any reason, the parties shall return to each other all Confidential Information of the other party in tangible form, including Confidential Information in electronic or magnetic form.

17.                                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but which together will constitute one and the same instrument.

*  *  *  *  *

IN WITNESS WHEREOF, the parties have caused this Technology Sublicense Agreement to be duly executed effective as of the day and year first above written.

DAKOTA GROWERS PASTA COMPANY, INC.

By:	/s/ Tim Dodd
Its:	President/CEO

DNA DREAMFIELDS COMPANY, LLC

By:	/s/ Mike Crowley
Its:	President